Exhibit 5.1

HUNTON ANDREWS KURTH LLP FILE NO: 058036.0000021

May 19, 2023

Insmed Incorporated
700 US Highway 202/206
Bridgewater, New Jersey 08807

Insmed Incorporated
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Virginia counsel to Insmed Incorporated, a Virginia corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement contains three prospectuses (the “Prospectuses” and each a “Prospectus”) relating to the registration of: (A) an indeterminate amount of (i) the Company’s debt securities, which may be either senior debt securities or subordinated debt securities (“Debt Securities”), and (ii) shares (the “Shelf Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”); (B) the issuance and sale of up to $215,585,139 of Common Stock (the “ATM Shares”); and (C) the resale of 27,793 shares of Common Stock (the “Selling Shareholder Shares” and, together with the Debt Securities, the Shelf Shares and the ATM Shares, the “Securities”) by CureDuchenne Ventures, LLC (the “Selling Stockholder”).  The Debt Securities will be issued pursuant to one or more supplemental indentures to the indenture filed as Exhibit 4.2 to the Registration Statement (such indenture, together with the applicable supplemental indenture, the “Indenture”).  The ATM Shares will be issued pursuant to a sales agreement, dated as of February 25, 2021, with SVB Leerink LLC (now known as SVB Securities LLC) (the “Sales Agreement”).  The Selling Shareholder Shares were issued by the Company to the Selling Shareholder pursuant to a stock purchase agreement, dated as of May 6, 2023, between the Selling Shareholder and the Company (the “Stock Purchase Agreement”). The Securities will be offered on a continuous or delayed basis pursuant to Rule 415 of the Securities Act, from time to time as set forth in the Registration Statement, the Prospectuses contained therein and any amendments or supplements thereto.

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Company’s Articles of Incorporation, as amended through the date hereof, (ii) the Company’s Amended and Restated Bylaws, as amended through the date hereof, (iii) the Registration Statement and the Prospectuses, (iv) resolutions of the Company’s Board of Directors, (v) the Sales Agreement, (vi) the Stock Purchase Agreement and (vii) a certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia on the date hereof to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing (the “Good Standing Certificate”).

ATLANTA   AUSTIN   BANGKOK   BEIJING   BOSTON   BRUSSELS   CHARLOTTE   DALLAS   DUBAI   HOUSTON
LONDON   LOS ANGELES   MIAMI   NEW YORK   RICHMOND   SAN FRANCISCO   TOKYO   TYSONS   WASHINGTON, DC
www.HuntonAK.com

Insmed Incorporated
May 19, 2023

For purposes of the opinions expressed below, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to authentic original documents of all documents submitted to us as certified, electronic or photostatic copies and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution and delivery of certain documents by the Company).

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials.  Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.          The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.          With respect to any Debt Securities, the Company has the corporate power and authority to authorize the Indenture and any officers’ certificate thereto and the issuance and sale of such Debt Securities and, when the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to authorize and approve the Indenture and any officers’ certificate thereto and the issuance and sale of such Debt Securities, the Company will have the corporate power and authority to execute and deliver the Indenture and to execute, issue and deliver the related Debt Securities.

Insmed Incorporated
May 19, 2023

3.          With respect to the Shelf Shares, the Company has the corporate power and authority to authorize the issuance and sale of the Shelf Shares and, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of such Shelf Shares from the then authorized number of shares of Common Stock available and (b) such Shelf Shares have been offered and sold by the Company in accordance with the terms and conditions set forth in the Registration Statement, the related Prospectus and any applicable prospectus supplement and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor or (ii) upon the conversion of any Debt Security, in accordance with the terms of such Debt Security or the instrument governing such Debt Security providing for such conversion as approved by the Board, for the consideration approved by the Board, such Shelf Shares will be validly issued, fully paid and nonassessable.

4.          The ATM Shares have been duly authorized and, when issued and delivered upon payment therefor in accordance with the terms of the Sales Agreement and the related Prospectus, the ATM Shares will be validly issued, fully paid and nonassessable.

5.          The Selling Shareholder Shares have been duly authorized, issued and delivered by the Company to the Selling Shareholder and are validly issued, fully paid and nonassessable.

The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Company is based solely upon our review of the Good Standing Certificate.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Prospectuses and the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.  This opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP